Exhibit 10.6

[Form for Directors]

COMPUCREDIT CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

PLAN: CompuCredit Corporation 2008 Equity Incentive Plan

NUMBER OF RESTRICTED STOCK UNITS:

EFFECTIVE DATE OF GRANT:

THIS RESTRICTED STOCK UNIT AGREEMENT, made and entered into this          day of             , 20    , by and between COMPUCREDIT CORPORATION, a Georgia corporation (“CompuCredit”), and                      (the “Grantee”);

W I T N E S S E T H:

WHEREAS, the CompuCredit Corporation 2008 Equity Incentive Plan (the “Plan”) has been adopted by CompuCredit; and

WHEREAS, the Plan authorizes the Compensation Committee (“Committee”) to cause CompuCredit to enter into a written agreement with the Grantee setting forth the form and the amount of any award and any conditions and restrictions of the award imposed by the Plan and this Agreement; and

WHEREAS, the Committee desires to make an award to the Grantee consisting of Restricted Stock Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, including that provided under any non-compete or similar agreement, the receipt and sufficiency of which are hereby acknowledged, CompuCredit and the Grantee hereby agree as follows:

1. General Definitions. Any capitalized terms herein shall have the meanings set forth in the Plan, and, in addition, for purposes of this Restricted Stock Unit Agreement, each of the following terms, when used herein, shall have the meanings set forth below:

(a) “Common Stock” shall mean the common stock of CompuCredit, no par value per share.

(b) “CompuCredit” or “Company” shall mean CompuCredit Corporation.

(c) “Restricted Stock Units” or “RSUs” shall mean the number of Restricted Stock Units set forth on page 1 of this Restricted Stock Unit Agreement.

(d) “Vesting Date” shall mean the date that all conditions and restrictions imposed upon the Restricted Stock Units granted in accordance with this Restricted Stock Unit Agreement, including vesting pursuant to Section 3, are completely satisfied and the applicable Restricted Stock Units become vested, earned and payable.

(e) “Disability” shall mean (i) a determination that the Grantee is disabled pursuant to the terms of any long-term disability insurance policy which the Company has purchased and which covers Grantee; (ii) a reasonable determination by a reputable, independent, licensed medical doctor selected by the Company that, due to a mental or physical impairment or disability, Grantee has been incapable or unable to fully perform the duties performed by him for the Company immediately prior to such disability for a period of at least 180 days in the aggregate (although not necessarily consecutively) within any consecutive 365 day period; or (iii) the entry of an order by a court of competent jurisdiction adjudicating Grantee incompetent to manage his person or property.

2. Grant of Units. Upon the terms and subject to the conditions and limitations hereinafter set forth, the Grantee has been awarded the Restricted Stock Units. Each Restricted Stock Unit corresponds to one share of the Common Stock of the Company. Until the Vesting Date, the Restricted Stock Units represent an unsecured promise of the Company to deliver, and the right of the Grantee to receive, one share of Common Stock of the Company at the time and on the terms and conditions set forth herein for each Restricted Stock Unit that becomes vested, earned and payable. As a holder of RSUs, the Grantee only has the rights of a general unsecured creditor of the Company. Upon the terms and subject to the conditions and limitations herein set forth, the Grantee shall have the right to receive on the Vesting Date one share of the Common Stock of the Company for each Restricted Stock Unit that then becomes vested, earned and payable. Subject to Section 4, as soon as administratively practicable after the Vesting Date, the shares of Common Stock shall be issued to the Grantee as unlegended shares of Common Stock. Any Restricted Stock Units that do not or cannot become vested, earned and payable pursuant to Section 3 shall be forfeited to CompuCredit.

3. Vesting. Subject to the terms, conditions, and limitations set forth herein, the Restricted Stock Units shall vest and become earned and payable in the following amounts on the following dates (which shall constitute Vesting Dates) provided that the Grantee is on the Board of Directors of CompuCredit (or one of its Affiliates) from the date of grant through the applicable date:

_____________________________________

_____________________________________

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In no event shall a fractional share of Common Stock be issued to Grantee. In the event that Grantee would otherwise be entitled to a fractional share because of a term, condition or limitation set forth herein, the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number and such fractional share shall remain a Restricted Stock Unit, subject to all terms, conditions and limitations set forth herein. In addition, until the Vesting

Dates set forth above, and provided that the Grantee is on the Board of Directors of CompuCredit (or one of its Affiliates) at the time of a “Change in Control,” any Restricted Stock Units that theretofore have not become vested, earned and payable shall immediately become vested, earned and payable upon a “Change in Control.”

Notwithstanding the foregoing, any Restricted Stock Units that theretofore have not become vested, earned and payable shall immediately become vested, earned and payable upon the death or Disability of Grantee while serving on the Board of Directors of CompuCredit (or one of its Affiliates).

Upon issuance, the Grantee will be responsible for payment of all income and any other taxes in connection with the issuance of such shares of Common Stock.

4. Transfer Subject to Compliance with Securities Laws. Notwithstanding the vesting of any Restricted Stock Units and delivery of shares of Common Stock thereunder, Grantee shall not be entitled to transfer any shares of Common Stock Grantee is issued except in compliance with applicable securities law.

5. No Right to Continued Service. The grant evidenced hereby does not confer upon the Grantee the right to continued service or affiliation with CompuCredit or any Affiliate (including service on the Board of Directors of CompuCredit or any Affiliate), nor shall it interfere with the right of CompuCredit or any Affiliate to terminate Grantee’s service or affiliation with CompuCredit or any Affiliate at any time.

6. Adjustment of RSUs. The number of Restricted Stock Units that may become vested, earned and payable hereunder shall be subject to adjustment from time to time by the Committee in accordance with the terms of the Plan in the event of certain changes in the Common Stock or certain corporate transactions affecting the number or value of the shares of Common Stock.

7. Miscellaneous.

(a) These Restricted Stock Units may not be transferred or assigned by the Grantee other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, may become vested, earned and payable, in whole or in part, only with respect to the Grantee.

(b) The terms of this Restricted Stock Unit Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of CompuCredit and of the Grantee.

(c) The Grantee shall not be entitled to vote or to receive dividends with respect to any shares of Common Stock subject to any Restricted Stock Units until vesting of the Restricted Stock Units and issuance of the certificate representing such shares of Common Stock.

(d) This grant has been made pursuant to the Plan and shall be subject to, and governed by, the terms and provisions thereof. The Grantee hereby agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the terms of the Plan and this Restricted Stock Unit Agreement, the provisions of the Plan shall govern.

(e) This Restricted Stock Unit Agreement shall be governed by the laws of the State of Georgia.

(f) CompuCredit covenants that it will at all times reserve and keep available, solely for purposes of issue upon vesting of these Restricted Stock Units, a sufficient number of shares of Common Stock to permit issuance of the shares of Common Stock in full on vesting of the Restricted Stock Units.

IN WITNESS WHEREOF, CompuCredit and the Grantee have executed this Restricted Stock Unit Agreement as of the day and year first above written.

COMPUCREDIT CORPORATION

By:

Its:	Chief Executive Officer

GRANTEE:

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